Exhibit 4.2
N N N N N N N N N NNNNNNNNNNNN 1 2 3 4 5 6 7 8 C O Y CC L S . + 041LDA +X R T 2 OFFER EXPIRES AT 5:00 P.M., EASTERN TIME, ON [____], 2024 IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST COMPLETE BOTH SIDES OF THE SUBSCRIPTION RIGHTS CERTIFICATE. As the registered owner of this Subscription Rights Certificate, you or your assignee are entitled to subscribe for a number of shares of common stock, par value $0.01 (the “Shares”), of Seaport Entertainment Group Inc., (the “Company”) pursuant to the primary subscription privilege (the “Primary Subscription Right”) and upon the terms and conditions and at the Subscription Price for each Share specified in the prospectus relating thereto (the “Prospectus”). The rights represented hereby (the “Rights”) include the Over-Subscription Privilege for Rights holders described in the Prospectus. Under the Over-Subscription Privilege, additional Shares may be purchased by a Rights holder if such Shares are available and the holder’s Primary Subscription Rights have been exercised to the fullest extent possible. The Company’s Board of Directors has the right, in its absolute discretion, to eliminate the Over-Subscription Privilege with respect to the Shares available for purchase pursuant to the Over-Subscription Privilege (the “Over-Subscription Shares”) if it considers doing so to be in the best interest of the Company. The Board of Directors may make that determination at any time prior to the Expiration Date, without prior notice to Rights holders or others. The Company’s Board of Directors also has the right, in its absolute discretion, to terminate the offering of the Rights, and cancel the Rights, at any time prior to the delivery of the Shares. Registered owners of the Company’s Shares will receive Shares purchased pursuant to the Primary Subscription Right and the Over-Subscription Privilege via an uncertificated share credit to their existing accounts. Confirmation statements for Shares purchased pursuant to the Primary Subscription Right and the Over-Subscription Privilege reflecting uncertificated share credits will be delivered as soon as practicable after the Expiration Date and after all over-subscription allocations have been effected. THE SUBSCRIPTION RIGHT IS TRANSFERABLE Payment must be made in United States dollars by personal check payable to “Computershare Trust Company, N.A.” or by wire transfer to “Computershare Trust Company, N.A.,” with reference to the Rights holder’s name and Computershare account number (located at the top of this Subscription Rights Certificate). Please reference your Subscription Rights Certificate control number on your check. The registered owner of this Subscription Rights Certificate named above, or assigns, is entitled to the number of Rights shown below to subscribe for Shares of Seaport Entertainment Group Inc., in the ratio of [_____] Share[s] for each [_____] Rights, pursuant to the Primary Subscription Right and upon the terms and conditions and at the price for each Share specified in the Prospectus. The Rights represented hereby include the Over-Subscription Privilege, as described in the Prospectus. Under the Over-Subscription Privilege, additional Shares may be purchased by a registered owner if such Shares are available, the owner’s Primary Subscription Rights have been exercised to the fullest extent possible, and the pro rata allocation requirements have been satisfied. Registered owners of the Company’s Shares will receive Shares purchased pursuant to the Primary Subscription Right and the Over-Subscription Privilege via an uncertificated share credit to their existing accounts. Any refund in connection with an over-subscription will be delivered as soon as practicable after the Expiration Date and after all over-subscription allocations, if any, have been effected. This Subscription Rights Certificate may be transferred in the same manner and with the same effect as in the case of a negotiable instrument payable to specific persons, by duly completing and signing the assignment on the reverse side hereof. Capitalized terms used but not defined in this Subscription Rights Certificate shall have the meanings assigned to them in the Prospectus and Prospectus relating to the Rights. This Subscription Rights Certificate shall be governed by and construed in accordance with the laws of the State of Delaware. To subscribe pursuant to the Primary Subscription Right, [_____] Rights and the Subscription Price are required for [each Share]. To subscribe for additional Shares pursuant to the Over-Subscription Privilege, the Subscription Price is required for each Share, subject to the terms of the Over-Subscription Privilege as described in the Prospectus. Payment of $25.00 per Share must accompany the Subscription Rights Certificate. ADDITIONAL INFORMATION For a more complete description of the terms and conditions of this Rights Offering, please refer to the Company’s Prospectus. Additional copies of the Prospectus are available upon request from Seaport Entertainment Group Inc. at (212) 732-8257. You are encouraged to contact Georgeson, LLC, our information agent, at (866) 410-6525, if you have any questions concerning this Rights Offering. To subscribe for Shares you must present to Computershare Trust Company, N.A. (the “Subscription Agent” or “Computershare”), prior to 5:00 p.m., Eastern time, on the Expiration Date of [_____], 2024 (unless extended): (a) a properly completed and executed Subscription Rights Certificate or a notice of guaranteed delivery (the “Notice of Guaranteed Delivery”) guaranteeing delivery of a properly completed and executed Subscription Rights Certificate and (b) payment as described herein for the number of Shares subscribed for under the Primary Subscription Right (and, if you are a Record Date Stockholder electing to exercise the Over-Subscription Privilege, pursuant to the terms of the Over-Subscription Privilege). You will have no right to rescind a purchase after the Subscription Agent has received a properly completed and executed Subscription Rights Certificate and payment by means of a check. To subscribe for your primary Shares, please complete line “A” on the Subscription Rights Certificate below. If you are not subscribing for your full Primary Subscription Right, check box “D” below, Computershare Trust Company, N.A. 150 Royall Street Suite V Canton Massachusetts 02021 SEAPORT ENTERTAINMENT GROUP INC. SUBSCRIPTION RIGHTS CERTIFICATE FOR SHARES OF COMMON STOCK For Information please contact Georgeson at (866)-410-6525

. and we will attempt to sell any remaining unexercised Rights. There can be no assurance that unexercised Rights will be sold, or regarding the costs or proceeds that will result from any completed sales. To subscribe for any Over-Subscription Shares, please complete line “B” below. Please Note: Only Record Date Stockholders who have exercised their Primary Subscription Right to the fullest extent possible may apply for Shares pursuant to the Over-Subscription Privilege. Payment for Shares: Full payment for Shares purchased pursuant to both the Primary Subscription Right and the Over-Subscription Privilege must accompany this Subscription Rights Certificate or Notice of Guaranteed Delivery. Please reference your Subscription Rights Certificate control number on your check or Notice of Guaranteed Delivery. If the aggregate Subscription Price paid by a Record Date Stockholder is insufficient to purchase the number of Shares that the holder indicates are being subscribed for, or if a Record Date Stockholder does not specify the number of Shares to be purchased, then the Record Date Stockholder will be deemed to have exercised first the Primary Subscription Right (if not already fully exercised), and second the Over-Subscription Privilege to the full extent of the payment rendered. If the aggregate Subscription Price paid by a Record Date Stockholder exceeds the amount necessary to purchase the number of Shares for which the Record Date Stockholder has indicted an intention to subscribe, then the Record Date Stockholder will be refunded any such excess amount. FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THIS RIGHTS OFFERING, PLEASE REFER TO THE COMPANY’S PROSPECTUS, WHICH IS INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM SEAPORT ENTERTAINMENT GROUP INC., BY CALLING (212) 732-8257. Please complete all applicable information and return to the Subscription Agent: COMPUTERSHARE TRUST COMPANY, N.A. By First Class Mail: By Registered, Certified or Express Mail, or Overnight Courier Computershare Computershare c/o Voluntary Corporate Actions; COY: SEG c/o Voluntary Corporate Actions; COY: SEG P.O. Box 43011 150 Royall Street, Suite V Providence, RI 02940-3011 Canton, MA 02021 Delivery of this Subscription Rights Certificate to an address other than as set forth above does not constitute a valid delivery. Expiration Date: [___], 2024 (unless extended)

M M M M M M M M M MMMMMMMMMMMM PLEASE FILL IN ALL APPLICABLE INFORMATION. A. Exercise of Primary Subscription Rights ([__] Rights = 1 share) __________________________ x $25.00 per share = $___________________________ (No. of Shares) (Subscription Price) (Cost for Primary Subscription Shares payable in United States Dollars) B. Exercise Over-Subscription Privilege* __________________________ x $25.00 per share = $___________________________ (No. of Shares) (Subscription Price) (Cost for Over- Subscription Shares payable in United States Dollars) * The Over-Subscription Privilege may only be exercised if the Primary Subscription Right is exercised to the fullest extent possible, and may only be exercised by Record Date Stockholders as described in the Prospectus. Over-subscriptions may not be accepted by the Company and are subject to pro rata reductions. C. Total Amount Enclosed: = $___________________________ (Cost for Over- Subscription Shares payable in United States Dollars) SECTION 1. TO SUBSCRIBE: I acknowledge that I have received the Prospectus for the Rights Offering and I hereby irrevocably subscribe for the number of Shares indicated as the total of A and B hereon upon the terms and conditions specified in the Prospectus and incorporated by reference herein, receipt of which is acknowledged. I hereby agree that if I fail to pay in full for the Shares for which I have subscribed, the Company may exercise any of the remedies provided for herein or in the Prospectus. Additionally, I acknowledge that if receipt of the Shares for which I have subscribed would result in a violation of the ownership limitation described in the Prospectus, the Company reserves the right to reject my subscription or accept my subscription only with respect to such Shares as would not result in a violation of the ownership limitation. TO SELL: If I have checked the box on line D, I authorize the sale of Rights by the Subscription Agent according to the procedures described in the Prospectus. Print full name of Assignee and Social Security Number ___________________________________________________________________________________ Address for delivery of certificate representing Unexercised Rights ___________________________________________________________________________ If permanent change of address, check here: ☐ Daytime telephone number: (___________ ) _____________________________ Evening telephone number: (___________ ) _____________________________ Email address: __________________________________________________________________________________________________________________ D. Sell any Unexercised Remaining Rights ☐ (Please sign form on back) In order to sell your Rights this Subscription Rights Certificate must be received by [___], 2024 E. Deliver a certificate representing ______________________________________________________________________________________________ Unexercised Rights to the Assignee at the address in Section 1 F. Transfer ___________________________________________________________________________________________________________________ Rights to the Transferee designated in Section 2 SECTION 2. TO TRANSFER RIGHTS: (Per Line F): For value received, of the Rights represented by this Form of Exercise, Sale or Transfer are assigned to: _______________________________________________________________________________________________________________________________ (Print Full Name of Assignee and Social Security Number) _______________________________________________________________________________________________________________________________ (Print Full Address) _______________________________________________________________________________________________________________________________ Signature(s) of Assignor(s) The signature(s) on this Form of Exercise, Sale or Transfer must correspond with the name(s) of the registered holder(s) exactly as it appears on the face of the Subscription Rights Certificate without any alteration or change whatsoever. In the case of joint registered holders, each person must sign this Form of Exercise, Sale or Transfer in accordance with the foregoing. If you sign this Form of Exercise, Sale or Transfer in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other fiduciary or representative, you must indicate the capacity in which you are signing when you sign and, if requested by the Subscription Agent in its sole and absolute discretion, you must present to the Subscription Agent satisfactory evidence of your authority to sign in that capacity.

If you wish to transfer your Rights, then your signature must be guaranteed by an Eligible Guarantor Institution, as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, which may include: (a) a commercial bank or trust company; (b) a member firm of a domestic stock exchange; or (c) a savings bank or credit union.

Signature (name of bank or firm): ____

Guaranteed by (signature/title): ____

DELIVERY OF THIS FORM OF EXERCISE, SALE OR TRANSFER TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Holder ID	COY	Class	Rights Qty Issued	Subscription Rights Cert #
123456789	SEG Subscription Rights		XXX.XXXXXX	12345678

Signature of Owner and U.S. Person for Tax Certification	Signature of Co-Owner (if more than one registered holder listed)	Date (mm/dd/yyyy)

1 2 3 4 5 6 7 8 C L S X R T 2 C O Y C

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